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[Spark KJS Letterhead]

                                                                   Exhibit 10.22

TO:       Victor Roldan

FROM:     Luis Garcia

DATE:     February 12, 1999

SUBJECT:  Partnership

cc:       Lionel Sosa, Kathy Sosa, Michele Ockenfais


Gracias por tu confianza en nosotros. We are very excited about our new partnership most of all because we will be a part of building a modern day success story. Thank you for having such confidence in us, we will not disappoint you.

As we discussed, the following will recap the services we will provide and attached is the first invoice that will continue on a month to month basis until you are ready to commit to our long term contract:

    - Consult on Brand positioning

    - Assist in the development of a marketing plan

    - Work in concert with the quepasa.com creative team on the development of all communication messages and design of printed materials

    - Develop and manage the production of TV, radio, direct mail and outdoor advertising

    - Provide guidance and supervision of qualitative and quantitative research

    - Develop and implement sales promotions programs including special events, i.e. Carnaval Miami

    - Provide ongoing account management to ensure efficient and effective management of all marketing projects, including budget management

    - Provide Public Relations support on matters of corporate or marketing initiatives





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The Agency will not mark-up production, media or other out-of-pocket expenses.
We will bill you at cost for all expenses including travel approved by you in connection with services rendered on your behalf.

Our billing procedures will include a bill for the fee on the 1st of the month payable by the 10th, media is billed and payable prior to the air date, production is billed 50% upfront and 50% upon completion and all other expenses will be billed as incurred. We will be responsible for compensating any third party suppliers we bring in as part of our fee unless otherwise agreed.

We commit that it is our duty not to discuss any confidential information entrusted to us by you without authorization.

This will serve as our letter of agreement until we are able to execute a long-term contract. Thank again Victor for the opportunity to work with you guys, this is going to be fun.



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                                                                         INVOICE

Garcia Sosa, LTD
719 S. Flores
San Antonio, Tx. 78204
210-222-1591


Victor Roldan                                            Number          1000
QUEPASA.COM                                              Date         2/12/99
400 E. Vanburen #545                                     Job Number QPC99-100
Phoenix, AZ 85004                                        PO#

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JOB NAME:       AGENCY FEE
AGENCY CONTACT: Michele Ockenfels

Description                                                              AMOUNT
-------------------------------------------------------------------------------
Agency fee for the month of February, 1999 Pro-rated 2/10/99-2/28/99    $50,678
-------------------------------------------------------------------------------
TOTAL:                                                                  $50,678

PAYMENT TERMS: On Receipt

                             28 days = 2,815.48/day

                                                                  /s/ JUAN GULAN


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                               quepasa.com, inc.
                               One Arizona Center
                         400 E. Van Buren, Fourth Floor
                               Phoenix, AZ 85004

                                 April 28, 1999

Luis Garcia
Garcia/LKS
719 South Flores
San Antonio, TX 78204

Dear Luis:

     This letter confirms the agreement among quepasa.com, inc. (the "Company") and Garcia/LKS ("Garcia") whereby the Company agrees to issue Garcia 50,000 shares of the Company's authorized but unissued common stock with a value of $10.00 per share in exchange for a $500,000 credit from Garcia towards advertising and marketing expenses to be applied on a pro rata basis over 24 months.







                                  Sincerely,

                                  quepasa.com, inc.

                                  By: /s/ Michael A. Hubert
                                      ---------------------
                                      Michael A. Hubert, Chief Operating Officer